UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2005

Southwall Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15930	94-2551470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3975 East Bayshore Road
Palo Alto, California 94303
(Address of principal executive offices)

(650) 962-9111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 16, 2005, Southwall Technologies Inc. ("Southwall") issued a press release announcing the appointment of Sylvia Kamenski as Vice President, Finance. A copy of the press release is filed as Exhibit 99.1 herewith.

Ms. Kamenski, 53, joined Southwall in June 2004 as Corporate Controller. Ms. Kamenski was appointed as Acting CFO in June 2005. In her new position as Vice President, Finance, Ms. Kamenski will manage Southwall’s financial reporting, daily accounting functions, investor relations, and financial planning and accounting staff. Ms. Kamenski will continue to serve as Acting CFO.

Prior to joining Southwall, from September 2003 to June 2004, Ms. Kamenski served as the Financial Reporting Manager of NP Test Holding Corporation, a manufacturer of semiconductor equipment. From December 2001 to August 2003, she served as the Corporate Controller of Genus, Inc., another manufacturer of semiconductor equipment. From December 1999 to December 2001, she served as the Practice Director of Appshop, Inc., an Oracle ERP Systems Service Provider. Ms. Kamenski began her career in the audit and tax departments of Price Waterhouse LLP (now PricewaterhouseCoopers) where she received her Certified Public Accountant certification.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.:	Description:
Exhibit 99.1	Press Release, dated December 16, 2005, issued by Southwall Technologies Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWALL TECHNOLOGIES INC.

	By:	/s/ Thomas G. Hood
Thomas G. Hood
Chief Executive Officer

Date: December 19, 2005

3